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                                                                  Exhibit (l)(3)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                       November 26, 2008

Van Kampen Senior Loan Fund
522 Fifth Avenue
New York, New York  10036


     RE:  Post-Effective Amendment No. 5 to the
          Registration Statement on Form N-2 for
          the Van Kampen Senior Loan Fund (the "Registration Statement") (File Nos. 333-121061 and 811-05845)
          ------------------------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                       Very truly yours,



                                                       /s/ Skadden, Arps, Slate,
                                                           Meagher & Flom LLP